EXHIBIT 23.2

New York Office: 805 Third Avenue New York, NY 10022 212.838.5100 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Vayu, Inc., Impossible Aerospace Corporation and Global Autonomous Corp

We consent to the inclusion in this Registration Statement of the post-effective amendment No.1 on the Form S-1 of our report dated June 16, 2025, with respect to the audited Special Purpose Combined Carve-Out Financial Statements of Vayu, Inc., Impossible Aerospace Corporation and Global Autonomous Corp (collectively, the “Company”) for the years ended December 31, 2024 and 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the caption “Experts” in such registration statement.

New York, NY

April 23, 2026

New York, NY Washington DC Mumbai & Pune, India San Francisco, CA

Houston, TX Boca Raton, FL Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide